Exhibit 23.1


                         Consent of Independent Auditors
                         -------------------------------


To the Board of Directors
Redox Technology Corp.
Houston, Texas

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 15, 2003 relating to the consolidated financial statements of Redox Technology Corp. for the year ended December 31, 2002 appearing in the Company's Form 10-KSB.


November 3, 2003

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas